Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (See File No. 333-17883, effective December 31, 1996, File No. 333-119664, effective October 12, 2004 and File No. 333-167679, effective June 22, 2010) of our report dated April 1, 2019, with respect to the consolidated financial statements of Inrad Optics, Inc. and Subsidiaries included in the Annual Report on Form 10-K as of and for the year ended December 31, 2018.

/s/ PKF O’Connor Davies, LLP

April 1, 2019
New York, NY